                                  Exhibit 99

                            Joint Filer Information

Designated Filer:           BLUM CAPITAL PARTNERS, L.P.

Date of Earliest Transaction

Required to be Reported:          March 5, 2010

Issuer & Symbol:                  PRG-Schultz International, Inc. (PRGX)

Address of each Reporting Person for this Form 4:

909 Montgomery Street, Suite 400, San Francisco, CA  94133

Relationship to Issuer of each Reporting Person:  10% Owner

Signatures

After reasonable inquiry and to the best of our knowledge

and belief, the undersigned certify that the information

set forth in this statement is true, complete and correct.

March 9, 2010

RICHARD C. BLUM & ASSOCIATES, INC.    BLUM CAPITAL PARTNERS, L.P.

                                      By: Richard C. Blum & Associates, Inc.

                                          its General Partner

By: /s/ Gregory D. Hitchan            By: /s/ Gregory D. Hitchan

    -------------------------------       ----------------------------------

    Gregory D. Hitchan                    Gregory D. Hitchan

    Partner, Chief Operating Officer,     Partner, Chief Operating Officer,

    General Counsel and Secretary         General Counsel and Secretary

BLUM STRATEGIC GP, L.L.C.             BLUM STRATEGIC GP II, L.L.C.

By: /s/ Gregory D. Hitchan            By: /s/ Gregory D. Hitchan

    -------------------------------       ----------------------------------

    Gregory D. Hitchan                    Gregory D. Hitchan

    Member and General Counsel            Managing Member and General Counsel